EXHIBIT I

RATINGS OF XCEL ENERGY AND
ITS PRINCIPAL UTILITY SUBSIDIARIES

COMPANY	MOODY’S	S&P	FITCH

XCEL ENERGY
• CORPORATE RATING	Baa3	BBB
• SENIOR SECURED	—	—
• SENIOR UNSECURED	Baa3	BBB-	BBB-
• COMMERCIAL PAPER	NP	A2
• PREFERRED	Ba2	BB+
	*stable outlook	*credit watch positive	*stable outlook
NSPM
• CORPORATE RATING	Baa1	BBB
• SENIOR SECURED	A3	BBB+	A-
• SENIOR UNSECURED	Baa1	BBB-	BBB+
• COMMERCIAL PAPER	P2	A2	F2
• TOPrs	Baa2	BB+
	*stable outlook	*credit watch positive	*stable outlook
NSPW
• CORPORATE RATING	Baa1	BBB+
• SENIOR SECURED	A3	BBB+	A-
• SENIOR UNSECURED	Baa1	BBB	BBB
• COMMERCIAL PAPER	—	—
	*stable outlook	*credit watch positive	*stable outlook
PSCO
• CORPORATE RATING	Baa2	BBB
• SENIOR SECURED	Baa1	BBB+	BBB+
• SENIOR UNSECURED	Baa2	BBB-	BBB
• COMMERCIAL PAPER	P2	A2	F2
	*stable outlook	*credit watch positive	*stable outlook
SPS
• CORPORATE RATING	Baa1	BBB
• SENIOR SECURED	—	—
• SENIOR UNSECURED	Baa1	BBB	BBB+
• COMMERCIAL PAPER	P2	A2	F2
• TOPrs	Baa2	BB+
	*stable outlook	*credit watch positive	*stable outlook

K-1